Exhibit 23.1


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to  the  reference to our  firm  under  the  caption
"Experts" in the Registration Statement (Form S-3) and related Prospectus of Cypros Pharmaceutical Corporation for the
registration of shares of its common stock and to the incorporation by reference therein of our report dated September 15, 1995, with respect to the financial statements of Cypros Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1995, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP
(Signature)


San Diego, California
May 7, 1996